EXHIBIT 99.1

TEXAS PACIFIC LAND TRUST

1700 Pacific Avenue Suite 2770 Dallas, Texas 75201
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TRUSTEES: MAURICE MEYER III JOHN R. NORRIS III JAMES K. NORWOOD	Telephone (214) 969-5530	DAVID M. PETERSON General Agent TY GLOVER Assistant General Agent

Texas Pacific Land Trust Announces Closing of Land Sale

DALLAS, TEXAS, January 29, 2015 — Texas Pacific Land Trust (NYSE:TPL) reported today the consummation of the previously announced contract for the sale of approximately 19,607 acres of land in Upton/Crane Counties, Texas for aggregate consideration of $19,840,000.  The Trust noted that land sales vary widely from year to year and quarter to quarter, and that this sale should not be considered indicative of the volume of land sales that may be expected in any future period.

This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Trust's future operations and prospects, the markets for real estate in the areas in which the Trust owns real estate, applicable zoning regulations, the markets for oil and gas, production limits on prorated oil and gas wells authorized by the Railroad Commission of Texas, expected competitions, management's intent, beliefs or current expectations with respect to the Trust's future financial performance and other matters. We assume no responsibility to update any such forward-looking statements.